Exhibit 10.52

First Amendment

to The

Ovintiv U.S. Retirement Plan

(Amended and Restated Effective January 27, 2020)

1.Plan Sponsor:  Ovintiv Services Inc. (the “Plan Sponsor”).

2.Amendment of Plan:  Pursuant to the authority of the undersigned and the provisions of Section 13.1 of the Ovintiv U.S. Retirement Plan (the “Plan”), the following Amendment to the Plan is adopted, effective as of January 1, 2021.

A.Section 1.64 is amended to read as follows:

1.64Sponsor means Ovintiv USA Inc., and any successor thereto.

B.Schedule A of the Plan is amended to read as attached hereto.

3.Terms and Conditions of Plan:  Except for the above amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

3.Execution:  This First Amendment has been executed on the date set forth below.

Ovintiv Services Inc.
Plan Sponsor

By:	/s/ Elizabeth Whillock
Elizabeth Whillock
Vice President, Human Resources

Date:	December 31, 2020

First Amendment to the Ovintiv U.S. Retirement Plan12/2020   1

Ovintiv U.S. Retirement Plan

Schedule A -
Participating Employers

(In Addition to the Sponsor)

Employer	Date of Participation
Ovintiv USA Inc. (f/k/a Encana Oil & Gas (USA) Inc.)	January 1, 2014 (is the Plan Sponsor effective January 1, 2021)
Encana Corporation (including any payments made through a payroll services agreement with Alenco Inc.)	June 1, 2018 through January 23, 2020
Ovintiv Inc. (including any payments made through a payroll services agreement with Alenco Inc.)	January 24, 2020
Newfield Exploration Company (n/k/a Ovintiv Exploration Inc.)	April 1, 2019 through December 31, 2019
Other employers prior to the Effective Date may have participated as provided in previous documents.

* * * * End of Schedule A * * * *

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First Amendment to the Ovintiv U.S. Retirement Plan12/2020   2